GROSVENOR
REGISTERED FUNDS

THIS LETTER IS BEING SENT TO YOU BECAUSE YOU TENDERED SHARES OF YOUR LIMITED LIABILITY COMPANY INTEREST IN THE FUND, OR PORTION THEREOF

<<Date>>

<<Investor Name>>

<<Company>>

<<Street 1>>

<<Street 2>>

<<City/State/Zip>>

Dear <<Investor Name>>:

<<Fund Name>> (the “Fund”) has received and accepted for repurchase your tender of your limited liability company interest or portion thereof in the Fund.

Because you have requested to tender and the Fund has accepted your tender request of all or a portion of your shares of the Fund, you will receive payment for your tendered interest based on the estimated unaudited net asset value of your tendered shares as of December 31, 2013 (the “Valuation Date”).

You will receive an “Initial Payment” equal to at least 95% of the estimated unaudited net asset value of your tendered shares of the Fund as of the Valuation Date, and a “Contingent Payment”.

Your Initial Payment will be deposited into your account of record, or wired to the account that you designated in your Letter of Transmittal, no later than February 4, 2014, unless the Valuation Date has changed, or if the Master Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of interests, within 10 business days after the Master Fund has received at least 90% of the aggregate amount withdrawn by the Master Fund from such Investment Funds, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer. Your Contingent Payment, if applicable, will be paid to you within 120 days of the Valuation Date. You will remain a member of the Fund with respect to any shares of the Fund that you did not tender.

Your Contingent Payment is expected to be in an amount equal to the excess, if any, of (a) the net asset value of the shares tendered and purchased as of the Valuation Date (as may or may not be adjusted based upon subsequent revisions to the net asset values of the Investment Funds) over (b) the Initial Payment.

If you have any questions, please contact the Fund at (866) 211-4521. Investors who invested in the Fund through a financial intermediary, should contact their financial intermediary directly.

Sincerely,

<<Fund Name>>

cc:

Enclosure

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500

GROSVENOR
REGISTERED FUNDS

THIS LETTER IS BEING SENT TO YOU BECAUSE YOU TENDERED SHARES OF YOUR LIMITED LIABILITY COMPANY INTEREST IN THE FUND, OR A PORTION THEREOF.

<<Date>>

<<Investor Name>>

<<Company>>

<<Street 1>>

<<Street 2>>

<<City/State/Zip>>

Dear <<Investor Name>>:

<<Fund Name>> (the “Fund”) has received and accepted for purchase your tender of your shares of limited liability company interest, or portion thereof, in the Fund. Please refer to your investor statement for December 31, 2013 (the “Valuation Date”), which reflects the Fund’s purchase of your tendered interest.

An “Initial Payment” equal to at least 95% of the estimated unaudited net asset value of your tendered shares of the Fund as of the Valuation Date was deposited into or wire transferred to the account that you designated in your Letter of Transmittal on <<Date Deposited/Wired>>. You will receive a “Contingent Payment” as described in the Fund’s acceptance letter to you dated <<Date of Letter>> and in accordance with the terms of the tender offer.

Please note that your account is subject to the Fund’s required minimum balance, and that you remain a member of the Fund with respect to any shares of the Fund that you did not tender.

If you have any questions, please contact the Fund at (866) 211-4521. Investors who invested in the Fund through a financial intermediary, should contact their financial intermediary directly.

Sincerely,

<<Fund Name>>

cc:

Enclosure

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500

GROSVENOR
REGISTERED FUNDS

<<Date>>

«Attention»

«LegalName»

«Company»

«Street1»

«Street2»

«CityStateZip»

Dear Investor:

In accordance with the terms of the tender offer, the remaining Contingent Payment from your tender of your shares of limited liability company interest in <<Fund Name>> on December 31, 2013 (the “Valuation Date”) in the amount of <<holdback amount>>, was deposited to or wire transferred to the account that you designated in your Letter of Transmittal on <<Date Deposited/Wired>>.

If you have any questions, please contact the Fund at (866) 211-4521. Investors who invested in the Fund through a financial intermediary should contact their financial intermediary directly.

Sincerely,

<<Fund Name>>

cc:

Enclosure

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500